UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

 Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACTOF 1934

May 2, 2016
Date of Report (Date of earliest event reported)

The Boeing Company
(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 2, 2016. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1. Election of Directors:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
David L Calhoun	460,628,094	6,795,612	4,135,630	112,474,080
Arthur D. Collins, Jr.	459,985,334	7,331,852	4,242,150	112,474,080
Kenneth M. Duberstein	453,969,579	13,287,242	4,302,515	112,474,080
Edmund P. Giambastiani, Jr.	461,032,558	6,311,476	4,215,302	112,474,080
Lynn J. Good	461,335,893	6,265,078	3,958,365	112,474,080
Lawrence W. Kellner	457,631,459	9,650,572	4,277,305	112,474,080
Edward M. Liddy	458,829,463	8,399,286	4,330,587	112,474,080
Dennis A. Muilenburg	457,591,901	9,542,078	4,425,357	112,474,080
Susan C. Schwab	457,706,657	10,107,742	3,744,937	112,474,080
Randall L. Stephenson	446,576,285	20,699,653	4,283,398	112,474,080
Ronald A. Williams	454,874,415	12,468,463	4,216,458	112,474,080
Mike S. Zafirovski	457,838,453	9,252,005	4,468,878	112,474,080

2. Approve, on an Advisory Basis, Named Executive Officer Compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
439,939,538	25,778,365	5,841,433	112,474,080

3. Ratify the Appointment of Deloitte & Touche LLP as Independent Auditor for 2016:

FOR	AGAINST	ABSTAIN
572,184,482	8,355,230	3,493,704

4. Shareholder Proposal - Further Report on Lobbying Activities:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
83,618,495	323,296,623	64,644,218	112,474,080

5. Shareholder Proposal - Special Shareowner Meeting:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
176,492,199	288,020,121	7,047,016	112,474,080

6. Shareholder Proposal - Independent Board Chairman:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
147,358,863	318,158,278	6,042,195	112,474,080

7. Shareholder Proposal – Arms Sales to Israel:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,970,019	375,904,305	71,685,012	112,474,080

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By: /s/ Michael F. Lohr
 Michael F. Lohr
 Vice President, Assistant General Counsel and Corporate Secretary

Dated: May 4, 2016